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                                                      FORM 8-K

                                                   CURRENT REPORT


                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549


                       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report (Date of earliest event reported) January 7, 2002

            Commission                     Registrant; State of Incorporation;                  IRS Employer
           File Number                        Address; and Telephone Number                  Identification No.

              1-9513                             CMS ENERGY CORPORATION                          38-2726431
                                                (A Michigan Corporation)
                                            Fairlane Plaza South, Suite 1100
                                                  330 Town Center Drive
                                                Dearborn, Michigan 48126
                                                     (313) 436-9261

              1-5611                            CONSUMERS ENERGY COMPANY                         38-0442310
                                                (A Michigan Corporation)
                                                212 West Michigan Avenue
                                                    Jackson, Michigan
                                                     (517) 788-1030

              1-2921                       PANHANDLE EASTERN PIPE LINE COMPANY                   44-0382470
                                                (A Delaware Corporation)
                                           5444 Westheimer Road, P.O. Box 4967
                                                Houston, Texas 77210-4967
                                                     (713) 989-7000

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ITEM 5.  OTHER EVENTS

On January 7, 2002, CMS Energy Corporation issued a News Release announcing the following:

                                         2001 PRELIMINARY EARNINGS ESTIMATE

For  2001,  CMS  Energy  preliminarily  estimates  operating  earnings  of  between  $1.35 to  $1.40  per  share,  or approximately 35 cents per share below previous  earnings guidance for 2001. The preliminary  operating  earnings are lower than previous  earnings  forecasts for 2001 because of several  factors.  First,  the weather during the fourth quarter of 2001 was  significantly  warmer than normal fourth quarter weather thereby affecting CMS Energy's Michigan gas  distribution  utility and gas and electric  sales were lower than  estimated  because of the  economic  slowdown throughout the country.  In fact,  Michigan's  temperatures during the fourth quarter of 2001 were the second warmest temperatures  during that period since recording of temperatures  began in 1864. Second, CMS Energy incurred electric generating  plant  maintenance  costs that were greater than its  estimated  costs.  Third,  CMS Energy had increased electric distribution repair costs due to storm damage.


                                              LNG BUSINESS MONETIZATION

In late December 2001, CMS Energy  completed a previously  announced $320 million  monetization  of its CMS Trunkline
LNG  business.  The  transaction  included the sale of a 50% voting  interest in CMS Trunkline LNG to a newly created joint  venture.  The joint  venture  has  transferred  the net  proceeds  from its newly  issued  equity  and debt to
Panhandle  Eastern  Pipe Line  Company,  $75 million of which was in the form of new loans to  Panhandle by the joint venture.  The funds are being  used by  Panhandle  to repay  existing  debt,  including  $200  million  of  Panhandle long-term  debt,  with  remaining  funds being loaned to CMS Energy for  additional  debt  retirement.  The new joint venture,  including  $290  million of newly  issued  debt,  will not be  consolidated  with CMS  Energy or  Panhandle reflecting  their lack of majority  control of the joint venture.  Due to the ultimate  structure of the transaction, the previously anticipated earnings gain was not recognized.

                           EQUATORIAL GUINEA ASSET SALE/CMS AND CONSUMERS DEBT RETIREMENT

On January 3, 2002,  CMS Energy  completed the sale of its assets in  Equatorial  Guinea for $993 million to Marathon
Oil Company.  CMS Energy utilized the proceeds from the sale to retire in their  entirety:  CMS Oil and Gas Company's bank debt, which totaled $110 million;  CMS Energy's short-term bank debt, which totaled $215 million;  and Consumers
Energy  Company's  short-term bank debt, which totaled $409 million.  In addition,  CMS Energy called $125 million of debt that related to the Atlantic Methanol Production facility and infused $150 million of equity into Consumers.
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                                                      PALISADES

In December 2001, Consumers completed the replacement of the control rod drives in accordance with its previously announced schedule.  The plant start-up preparations are currently underway in order for the plant to return to service in late January 2002.  Consumers cannot make any assurances as to factors that may affect the date on which the plant will return to service.

                                          INTERIM GAS UTILITY RATE INCREASE

The Michigan Public Service Commission authorized an interim rate increase for Consumers' natural gas distribution utility of $15.4 million annually, effective December 21, 2001.  The interim increase is subject to refund if the amount of final rate relief is less than the interim increase.  Consumers anticipates the MPSC will rule on
Consumers' final rate relief request during the second quarter of 2002.


                                             FORWARD-LOOKING STATEMENTS

This Form 8-K  contains  "forward-looking  statements"  that are subject to risks and  uncertainties.  They should be read in  conjunction  with the  "Forward-Looking  Statement  Cautionary  Factors"  in CMS  Energy's,  Consumers'  and
Panhandle's Form 10-K, Item 1 (incorporated by reference  herein) that discusses  important  factors that could cause
CMS Energy's, Consumers' and Panhandle's results to differ materially from those anticipated in such statements.








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                                                     SIGNATURES

Pursuant to the requirements of the Securities  Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                                   CMS ENERGY CORPORATION


Dated:   January 8, 2002                           By:  /s/ Alan M. Wright
                                                          Alan M. Wright
                                                          Executive Vice President, Chief Financial
                                                         Officer and Chief Administrative Officer




                                                   CONSUMERS ENERGY COMPANY


Dated:   January 8, 2002                           By:  /s/ Alan M. Wright
                                                          Alan M. Wright
                                                          Executive Vice President, Chief Financial
                                                         Officer and Chief Administrative Officer



                                                   PANHANDLE EASTERN PIPE LINE COMPANY


Dated:   January 8, 2002                           By:  /s/ William J. Haener
                                                            Chairman of the Board




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